June 27, 2001


Acqua Wellington North American Funds Equities Ltd.
C/o Fortis Fund Services Ltd.
Montague Sterling Centre
East Bay Street, P.O. Box SS-6238
Nassau, Bahamas


Dear Sirs:

     This letter sets forth the agreement of Acqua Wellington North American Equities Fund Ltd. the ("Purchaser") and Metawave Communications Corporation (the "Company") regarding the purchase by the Purchaser from the Company of the Company's common stock (the "Common Stock") on the date hereof (the "Agreement"). The parties agree as follows:

1. This Agreement relates to the purchase by the Purchaser of 632,111 shares of Common Stock for an aggregate purchase price of $2,000,000, or $3.1640 per share, which purchase is being settled by the parties on Friday, June 29, 2001.

2. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Common Stock in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. A copy of the duly executed resolutions of the Board of Directors of the Company is attached hereto as Exhibit "B". This Agreement has been duly executed and delivered on behalf of the Company by a duly authorized officer. A copy of a duly executed incumbency certificate of the Company's duly authorized officers is attached hereto as Exhibit "C". This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms

3. The Common Stock to be issued under this Agreement has been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Common Stock shall be validly issued and outstanding, fully paid and nonassessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock.

4. The Company represents and warrants that (a) the shares of Common Stock issued by the Company to the Purchaser have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement on Form S-3, Commission File Number 333-61470 (the "Registration Statement"); and (b) the Company has filed or will file a prospectus supplement to the Registration Statement in connection with this transaction. Copies of the Registration Statement and the prospectus supplement, each as filed and the Registration Statement as declared effective by the Securities and Exchange Commission, are annexed hereto as Exhibits "D" and "E", respectively.

5. The Company has taken or will take all action necessary on its part to list the shares of Common Stock for trading on the NASDAQ system or any relevant market or system, if applicable. A copy of the Company's listing application with NASDAQ or any other relevant market or system is attached hereto as Exhibit "F."

6. The Company will continue to take all action necessary to continue the listing or trading of the Common Stock on the NASDAQ National Market or any relevant market or system, if applicable, and will comply in all respects with the Company's reporting, listing (including, without limitation, the listing of the Common Stock purchased by the Purchaser) or other obligations under the rules of the NASDAQ National Market or any relevant market or system.

7. The Company has delivered or made available to the Purchaser true and complete copies of the filings filed with the Securities and Exchange Commission since December 31, 2000 (collectively, the "Commission Filings"). The Company has not provided to the Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, each of the Commission Filings complied in all material respects with the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, none of the Commission Filings referred to above contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Filings comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

8. The Company will promptly notify the Purchaser of (a) any stop order or other suspension of the effectiveness of the Registration Statement and (b) the happening of any event as a result of which the prospectus included in the Registration Statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

9. The Company may not issue a press release or otherwise make a public statement or announcement with respect to the completion of the transaction contemplated hereby without the prior consent of the Purchaser.

10. The Company will indemnify the Purchaser as provided in Exhibit "A" attached hereto against liability with respect to the Registration Statement (including, without limitation, the prospectus supplement) relating to the Common Stock which were sold by the Company to the Purchaser hereunder. For purposes of said Exhibit A, capitalized terms used therein without definition shall have the same meanings therein as are ascribed to said terms in this Agreement.

11. This Agreement and the legal relations between the parties hereto with respect to any purchase of Common Stock by the Purchaser hereunder shall be governed and construed in accordance with the substantive laws of the State of New York without giving effect to the conflicts of law principles thereunder.

     Delivery of an executed copy of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed copy of this Agreement and shall be effective and enforceable as the original.

     Please execute a copy of this Agreement which, when executed by the Purchaser, will constitute an agreement between the Company and the Purchaser.

                              Very truly yours,

                              METAWAVE COMMUNICATIONS CORPORATION

                              By: /s/Kathryn Surace-Smith
                              Name:  Kathryn Surace-Smith
                              Title:VP, General Counsel & Secretary


AGREED TO:

PURCHASER:

ACQUA WELLINGTON NORTH AMERICAN EQUITIES FUND LTD.


By:     /s/ Richard Colpron
Name:     Richard Colpron
Title:    Vice President